  Exhibit 99.1

Youngevity International, Inc. Announces Pricing of $7.25 Million of Series D Cumulative Redeemable Perpetual Preferred Stock Offering

SAN DIEGO, September 19, 2019 /PRNewswire/ -- Youngevity International, Inc. (NASDAQ:YGYI), a leading multi-channel lifestyle company, today announced the pricing of its underwritten public offering of 290,000 shares of its 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock at a price to the public of $25.00 per share. The Company expects to receive gross proceeds of approximately $7,250,000 from the offering. The closing of the offering is expected to occur on or about September 24, 2019, subject to the satisfaction of customary closing conditions. The shares are expected to be traded on Nasdaq under the symbol “YGYIP.” The shares will not be convertible into or exchangeable for any of the company’s other securities.

The underwriters have been granted a 45-day option to purchase up to 43,500 additional shares of Series D Preferred Stock from the company, exercisable in whole or in part, solely to cover over-allotments, at the public offering price less the underwriting discount.

The company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The Benchmark Company, LLC is acting as sole book-running manager of the offering.

The securities described above were offered by the company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-225053) previously filed with the Securities and Exchange Commission (“SEC”) on May 18, 2018, and declared effective on May 29, 2018.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A preliminary prospectus supplement and an accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, from The Benchmark Company, LLC, Attn: Prospectus Department, 150 E. 58th Street, 17th floor, New York, NY 10155 or by calling 212-312-6700 or by emailing prospectus@benchmarkcompany.com.

About Youngevity International, Inc.

Youngevity International, Inc. (NASDAQ: YGYI), is a multi-channel lifestyle company operating in 3 distinct business segments including a commercial coffee enterprise, a commercial hemp enterprise, and a multi-vertical omni direct selling enterprise.  The Company features a multi country selling network and has assembled a virtual Main Street of products and services under one corporate entity, YGYI offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to drive revenue in our commercial coffee segment,  our ability to develop and grow our hemp commercial segment, our ability to continue our international growth, our ability to leverage our platform and global infrastructure to drive organic growth, our ability  to  return to profitability, expand our liquidity, and strengthen our balance sheet, our ability to continue to maintain compliance with the NASDAQ requirements, the acceptance of the omni-direct approach by our customers, our ability to expand our distribution, our ability to add additional products (whether developed internally or through acquisitions), and the other factors discussed in the preliminary prospectus supplement and accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

-1-